EX 99-b
                                                              Form 10-K for 1999
                                                                 File No. 1-8610






                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               ------------------

                                    FORM 11-K

                                  ANNUAL REPORT

                               ------------------


                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934

                   For the fiscal year ended December 31, 1999


                          Commission File Number l-8610

                      ------------------------------------

                          SBC SAVINGS AND SECURITY PLAN

                      ------------------------------------



                             SBC COMMUNICATIONS INC.

                    175 E. Houston, San Antonio, Texas 78205

           Financial Statements, Supplemental Schedules and Exhibits

                                Table of Contents

                                                                           Page

Report of Independent Auditors...............................................1

Financial Statements:

      Statements of Net Assets Available for Benefits as of
      December 31, 1999 and 1998.............................................2

      Statement of Changes in Net Assets Available for Benefits for the
      Year Ended December 31, 1999...........................................3

      Notes to Financial Statements..........................................4

Supplemental Schedules:

      Schedule H, Line 4i - Schedule of Assets Held for Investment
      Purposes at End of Year................................................8

      Schedule H, Line 4j - Schedule of Reportable Transactions.............10

Exhibits:

      23-a  Consent of Ernst & Young LLP

                         REPORT OF INDEPENDENT AUDITORS

SBC Communications Inc., Plan Administrator for the SBC Savings and Security Plan


We have audited the accompanying statements of net assets available for benefits of the SBC Savings and Security Plan as of December 31, 1999 and 1998, and the related statement of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedules of assets held for investment purposes at end of year as of December 31, 1999 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to auditing procedures applied in our audits of the financial statements, and in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                      ERNST & YOUNG LLP

San Antonio, Texas
June 16, 2000


                          SBC SAVINGS AND SECURITY PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                             (Dollars in Thousands)


                                                  December 31,
                                           ---------------------------
                                              1999            1998
                                           -----------     -----------
ASSETS

Investments (See Note 3)                 $  4,886,427    $  2,289,316
Cash                                              176               -
Employer contributions receivable                  19               -
Dividends and interest receivable                 382             160
Transfers receivable from other plans               -             818
Receivable for investments sold                    92           1,264
                                           -----------     -----------

  Total Assets                              4,887,096       2,291,558
                                           -----------     -----------


LIABILITIES

Transfers payable from other plans                  -           1,974
Payable for investments purchased              10,799           8,353
Administrative expenses payable                   413             193
Interest payable                                1,290           2,963
Long-term debt:
   SBC Communications Inc.                     23,768               -
   Other                                       22,380          40,402
Other                                               6               -
                                           -----------     -----------

  Total Liabilities                            58,656          53,885
                                           -----------     -----------

Net Assets Available for Benefits        $  4,828,440    $  2,237,673
                                           ===========     ===========


See Notes to Financial Statements.


                          SBC SAVINGS AND SECURITY PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                             (Dollars in Thousands)


Net Assets Available for Benefits,
 December 31, 1998                         $  2,237,673

Additions to Net Assets:
  Contributions and transfers:
   Participant contributions                    177,160
   Employer contributions                        20,490
   Transfers from other plans (See Note 1)    3,128,551
                                             -----------

                                              3,326,201
                                             -----------

  Investment Income:
   Dividends on SBC common shares                60,645
   Interest                                      34,211
                                             -----------

                                                 94,856
                                             -----------

   Total Net Additions                        3,421,057
                                             -----------

Deductions from Net Assets:
  Net depreciation in fair value of
   investments                                  333,359
  Administrative expenses                         5,367
  Interest expense                                8,999
  Distributions                                 482,565
                                             -----------

   Total Deductions                             830,290
                                             -----------


Net Assets Available for Benefits,
 December 31, 1999                         $  4,828,440
                                             ===========

See Notes to Financial Statements.

                          SBC SAVINGS AND SECURITY PLAN
                          NOTES TO FINANCIAL STATEMENTS
                (Dollars in Thousands, Except per Unit Amounts)

1. Plan Description - The SBC Savings and Security Plan (Plan) was established by SBC Communications Inc. (SBC) to provide a convenient way for eligible employees to save for retirement on a regular and long-term basis. The majority of eligible employees are represented by the Communications Workers of America. The following description of the Plan provides only general information. The Plan has detailed provisions covering participant eligibility, participant allotments from pay, participant withdrawals, participant loans, employer contributions and related vesting of contributions and Plan expenses. The Plan text and prospectus include complete descriptions of these and other Plan provisions.

   Participants can invest their contributions in one or more of the following funds in 1% increments: the SBC Shares Fund, the Bond Fund, the Diversified Equity Portfolio, the Interest Income Fund, the Asset Allocation Fund and the Global Equity Fund.

   Company matching contributions are made solely in the form of shares of SBC's common stock held in a leveraged Employee Stock Ownership Plan (ESOP) which is a separate investment account of this Plan.

   The Plan prefunded the ESOP by borrowing Guaranteed Non-Salaried Employees' ESOP Notes due 2005, the repayment of which is guaranteed by SBC. Funds borrowed by the Plan were used to purchase shares of SBC's common stock held in the open market (Financed Shares), which act as collateral for reimbursement to SBC for any payments it makes under its guarantee of the ESOP Notes. Dividends on Financed Shares and employer cash contributions are used by the Plan to make the required principal and interest payments on the ESOP Notes. As the ESOP Notes are paid down, the Financed Shares are released from the collateral. The Financed Shares are allocated to participants' accounts in the form of a company matching contribution. In lieu of dividends on Financed Shares previously allocated to participants, additional Financed Shares are allocated to participants' accounts. The interest rate on the notes is 8.41%.

   To the extent insufficient shares have been released through payments on outstanding notes net of amounts refinanced, additional employer contributions are made to the ESOP to purchase shares necessary to meet any shortfall in the company match or in the shares issued in lieu of dividends. Dividends on these shares are used to acquire additional shares which are allocated to participants' accounts in the ESOP. Should shares released exceed the required company matching contribution, the excess is considered an additional employer contribution and is allocated to participants' accounts based on each participant's proportionate share of actual plan year ESOP contributions.

   Bankers Trust Company was the trustee of the Plan until July 5, 1999. Effective July 6, 1999, the Plan's assets were transferred to a successor trustee, Boston Safe Deposit and Trust Company, a wholly owned subsidiary of Mellon Bank, N.A.

   Dividends on shares in the SBC Shares Fund (Fund) are paid into a separate fund known as a Dividend Fund Account (DFA). At the end of the year, dividends held in the DFA are paid out to the participant. The participant may elect reinvestment and have the special Deferred-Tax Allotment offset the payout through the purchase of additional units. Interest earned on dividends held in the DFA will be paid into the SBC Shares Fund. During 1999, Plan participants elected to receive $27.3 million in dividend distributions. This amount is included in distributions on the statement of changes in net assets.

   Following the merger of SBC and Southern New England Telecommunications Corporation (SNET) effective October 26, 1998, the Plan merged with the SNET Bargaining Unit Retirement Savings Plan (SNET Plan) effective October 1, 1999. In conjunction with the merger, all assets of the SNET Plan (with the exception of the SBC stock and the guaranteed insurance contracts, which were transferred directly to the Plan) were sold and the cash was transferred to the Plan, together with a proportionate amount of the unallocated SBC common shares and the remaining liability under the loan agreement. $275,272 is included in transfers from other plans on the statement of changes in net assets available for benefits related to this plan merger.

   Following the merger of SBC and Pacific Telesis Group (PAC) effective

   April 1, 1997, the Plan merged with the PAC Supplemental Retirement and Savings Plan for Nonsalaried Employees (PAC Plan) effective January 1, 1999. In conjunction with the merger, all assets of the PAC Plan were transferred to the Plan. In addition, the assets attributable to the accounts of bargained employees of PAC in the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried and Nonsalaried Employees were transferred to the Plan, together with a proportionate amount of the unallocated SBC common shares and the remaining liability under the loan agreement. $2,853,279 is included in transfers from other plans on the statement of changes in net assets available for benefits related to these plan mergers.

   Although it has not expressed any intent to do so, SBC has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). In the event that the Plan is terminated, subject to the conditions set forth by ERISA, the account balances of all participants shall be 100% vested.

2. Accounting Policies - The values of investments are determined as follows:
   SBC common shares on the basis of the last published sales prices as reported on the composite tape of the New York Stock Exchange and other exchanges; contracts with insurance companies and other financial institutions at principal plus reinvested interest which approximates fair value; common collective trust funds at values obtained from fund managers; and temporary cash investments at cost which approximates fair value.

   Purchases and sales of securities are reflected as of the trade date. Dividend income is recognized on the ex-dividend date. Interest earned on investments is recognized on the accrual basis.

   The preparation of financial statements in conformity with United States' generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Certain prior year balances have been reclassified to conform to the current year presentation.

3. Investments - Investments representing 5% or more of Plan net assets at either December 31, 1999 or 1998 were:

                                                   1999        1998
                                                ----------  ----------
   Employee Stock Ownership Plan*
   ------------------------------
   SBC common shares:
      Allocated                                $ 1,197,257  $   658,591
      Unallocated                              $   118,174  $   124,209

   SBC Shares Fund
   ---------------
   SBC common shares                           $ 2,146,623  $ 1,027,260

   Diversified Equity Portfolio
   ----------------------------
   Barclays Global Investors Equity Index Fund $   549,268  $   137,537

   * Nonparticipant Directed

   During 1999, the Plan's investments (including gains and losses on investments bought and sold, as well as held during the year) appreciated (depreciated) in value as follows:

   Common Stock                             (453,654)
   Common Collective Trusts                  120,295
                                           ----------
   Total                                  $ (333,359)
                                           ==========

   Contracts with insurance companies are promises by an insurance company to repay principal plus accrued income at contract maturity, subject to the creditworthiness of the issuer. Interest crediting rates are generally established with the contract is purchased and is not reset. For the years ended December 31, 1999 and 1998, the average interest rates earned on the Interest Income Fund's investments in contracts with insurance companies and other financial institutions were 5.89% and 6.30%. At December 31, 1999, the fixed crediting interest rates on these contracts ranged from 5.08% to 8.38%. At December 31, 1998, the fixed crediting interest rates on these contracts ranged from 5.91% to 7.91%.

   The Interest Income Fund invests in both guaranteed investment contracts
   (GICs) and synthetic investment contracts (SICs). SICs differ from GICs in that the assets supporting the SICs are owned by the Plan. The bank or insurance company issues a wrapper contract that allows participant directed transactions to be made at contract value. Wrapper contracts are valued as the difference between the fair value of the supporting assets and the contract value. The assets supporting the SICs are comprised of asset-backed securities, municipal bonds and units of ownership in group trusts with a fair value of $104,502 at December 31, 1999. The contract value of the SICs at December 31, 1999 was $106,498. The Interest Income Fund did not contain SICs at December 31, 1998.

4. Nonparticipant-Directed Investments - Information about the net assets and the significant components of the changes in net assets relating to the nonparticipant-directed investments as of December 31 is as follows:

                                               1999          1998
                                             ---------    ----------
   Assets
   ------
   SBC common shares:
      Allocated                            $ 1,197,257  $   658,591
      Unallocated                              118,174      124,209
   Temporary cash investments                   19,769        7,454
   Dividends and interest receivable                96           32
   Receivable for investments sold                  92          264
                                             ----------   ----------
      Total Assets                           1,335,388      790,550
                                             ----------   ----------

   Liabilities
   -----------
   Administrative expenses payable                 107           61
   Interest payable                              1,290        2,963
   Long-term debt                               46,148       40,402
                                             ----------   ----------
      Total Liabilities                         47,545       43,426
                                             ----------   ----------

      Net Assets Available for Benefits    $ 1,287,843  $   747,124
                                             ==========   ==========

                                                             1999
                                                          ----------
   Net Assets Available for Benefits,
    December 31, 1998                                   $   747,124

      Employer contributions                                 20,490
      Transfers from other plans                            785,581
      Interest income                                           514
      Dividends                                              23,183
      Net depreciation in fair value of investments        (178,135)
      Administrative expenses                                  (923)
      Interest expense                                       (8,864)
      Distributions                                        (101,127)
                                                          ----------
                                                            540,719
                                                          ----------

   Net Assets Available for Benefits,
    December 31, 1999                                   $ 1,287,843
                                                          ==========

5. Long-Term Debt - Long-term debt consists of the ESOP Notes issued in connection with the ESOP and the refinancing notes (as discussed in Note 1). At December 31, 1999, the aggregate principal amounts of long-term debt scheduled for repayment for the year 2000 is $15,856. No additional payments are due until 2005. The carrying amount and the estimated fair value of the ESOP and refinancing notes as of December 31 were:

                                             1999          1998
                                          ----------    ---------

    Carrying Amount                     $   46,148    $   40,402
                                          ==========    =========

    Fair Value                          $   46,169    $   42,257
                                          ==========    =========

   The fair values of the 8.41% ESOP Notes were estimated based on quoted prices and the fair value of the 9.40% ESOP notes were estimated based on discounted future cash flows using current interest rates.

6. Tax Status - The Internal Revenue Service issued a determination letter on March 10, 1997, stating that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since the determination letter was received. The Plan Administrator believes that the Plan is currently designed and is operating in compliance with the applicable requirements of the IRC.

7. Reconciliation of Financial Statements to Form 5500 - The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as of December 31:

                                                        1999           1998
                                                     -----------   ------------

    Net assets available for plan benefit per the
     financial statements                           $ 4,828,440   $  2,237,673

    Less: Distribution payable to participants                -            423
                                                     -----------   ------------

    Net assets available for plan benefit per the
     Form 5500                                      $ 4,828,440   $  2,237,250
                                                     ===========   ============

   The following is a reconciliation of benefits paid to participants per the financial statements to the Form 5500 for the year ended December 31, 1999:

                                                        1999
                                                     -----------

    Distributions to participants per the
     financial statements                           $   482,565

    Add: Distributions payable to participants at
     December 31, 1999                                        -

    Less: Distributions payable to participants
     at December 31, 1998                                   423
                                                     -----------

    Distributions to participants per the Form 5500 $   482,142
                                                     ===========

   Distributions payable to participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid as of that date.


                          SBC SAVINGS AND SECURITY PLAN
                          EIN 43-1301883, PLAN NO. 004

     SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                 AT END OF YEAR
                                December 31, 1999
                             (Dollars in Thousands)


                                          Description of                 Current
Identity of Issue                           Investment          Cost      Value
------------------------------------   ---------------------  ---------  ----------

Employee Stock Ownership Plan
-----------------------------
* SBC common shares:
     Allocated                           24,559,132 shares  $ 453,528  $ 1,197,257
     Unallocated                          2,424,186 shares     49,058      118,174
* Boston Safe Deposit and Trust           Temporary cash       19,769       19,769
   Company                                 investment        ---------   ----------

     Total Employee Stock Ownership Plan                      522,355    1,335,200
                                                             ---------   ----------

SBC Shares Fund
---------------
* SBC common shares:                     44,033,301 shares               2,146,623
* Boston Safe Deposit and Trust           Temporary cash                    44,482
   Company                                 investment                    ----------

     Total SBC Shares Fund                                       **      2,191,105
                                                                         ----------

Bond Fund
---------
                                                                         ----------
* Barclays Global Investors Intermediate  2,594,190 units        **         29,698
   Government/Corporate Bond Index Fund F                                ----------

Diversified Equity Portfolio
----------------------------
                                                                         ----------
* Barclays Global Investors Equity       28,738,363 units        **        549,268
   Index Fund F                                                          ----------

Interest Income Fund
--------------------
Allstate Life Insurance Company           6.80%, 7/5/00                      4,567
Canada Life Insurance Company             5.47%, 12/31/01                   34,500
Chase Manhattan Bank                      6.33%, 7/15/04                    10,266
Continental Assurance Company            6.40%, 12/29/00                     5,000
GE Life and Annuity Assurance            7.01%, 12/17/01                     4,008
 Company
Jackson National Life Insurance           6.80% - 6.90%,                     4,050
 Company                                12/29/00 - 12/31/00
John Hancock Insurance Company            5.28% - 6.86%,                    48,891
                                         6/29/01 - 2/3/03
Metropolitan Life Insurance Company       5.25% - 6.58%,                    40,276
                                         2/17/01 - 4/1/02
Monumental Life Insurance Company         6.25% - 6.28%,                    15,193
                                        10/15/01 - 12/31/01
New York Life Insurance Company           5.28% - 6.72%,                    29,657
                                         3/2/00 - 2/2/04
Prudential Insurance Company of           6.85%, 6/30/00                     4,985
 America



                          SBC SAVINGS AND SECURITY PLAN
                          EIN 43-1301883, PLAN NO. 004

     SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                          AT END OF YEAR - (continued)
                                December 31, 1999
                             (Dollars in Thousands)

                                          Description of                 Current
Identity of Issue                           Investment          Cost      Value
------------------------------------   ---------------------  -------  -----------
State Street Bank and Trust               6.13%, 5/15/06                   55,856
Travelers Insurance Company              5.29%, 12/31/01                   24,057
Allstate Life Insurance Company           5.12%, 10/1/02                    1,574
Bank of America                          6.61%, 11/15/02                    9,762
Bankers Trust                             6.02%, 1/3/00                     5,978
Chase Manhattan Bank                      6.39%, 12/1/09                    3,294
Continental Assurance Company             5.21%, 2/1/06                     5,974
John Hancock Insurance Company            6.07%, 2/1/02                     1,688
Massachusetts Mutual Life                 6.50%, 7/5/02                     1,241
 Insurance Company
Monumental Life Insurance Company         5.87%, 8/16/04                   10,055
Prudential Insurance Company of          8.38%, 11/20/00                      119
 America
State Street Bank and Trust               5.08%, 6/3/08                     2,378
Sun America Life Insurance Company        7.81%, 1/2/04                       522
United of Omaha Life Insurance           6.87%, 12/14/01                    1,007
 Company                                                                 ---------
                                                                          324,898
* Boston Safe Deposit and Trust           Temporary cash                   43,845
   Company                                  investment                   ---------

     Total Interest Income Fund                                 **        368,743
                                                                         ---------

Asset Allocation Fund
---------------------
                                                                         ---------
* Barclays Global Investors U.S.         11,532,540 units       **        193,982
   Tactical Asset Allocation Fund F                                      ---------

Global Equity Fund
------------------
* Barclays U.S. Equity Market Fund F      745,991 units                    24,452
* Barclays EAFE Equity Index Fund E       320,138 units                     7,483
                                                                         ---------
     Total Global Equity Fund                                   **         31,935
                                                                         ---------

Loan Fund
---------
                                                                         ---------
* Loans to Plan Participants                8.75%-9.50%         **        186,496
                                                                         ---------

     TOTAL                                                            $ 4,886,427
                                                                        ==========

*  Party-in-Interest

** Participant-directed investment, cost not required.






                          SBC SAVINGS AND SECURITY PLAN
                          EIN 43-1301883, PLAN NO. 004

            SCHEDULE H, LINE 4j - SCHEDULE OF REPORTABLE TRANSACTIONS
                      For the year ended December 31, 1999
                             (Dollars in Thousands)

                                                                                          Current
                                                                                           Value
                                                                                        of Asset on
    Identity of Party          Description of       Purchase    Selling      Cost of    Transaction   Net Gain
    Involved                       Asset              Price      Price        Asset        Date       or (Loss)
    ---------------------   --------------------  -----------  ----------  -----------  -----------  ----------

    Category (i) transactions
    -------------------------

    Bankers Trust Company   SBC Communications    $   740,861  $       -   $   740,861  $   740,861  $       -
                             Inc. Common Stock

    Bankers Trust Company   SBC Communications    $   740,828  $       -   $   740,828  $   740,828  $       -
                             Inc. Common Stock


    Category (iii) transactions
    ---------------------------

    Bankers Trust Company   Pyramid Directed      $   630,887  $       -   $   630,887  $   630,887  $       -
                             Account Cash Fund

    Bankers Trust Company   Pyramid Directed      $         -  $ 705,815   $   705,815  $   705,815  $       -
                             Account Cash Fund

    Bankers Trust Company   SBC Communications    $ 1,623,324  $       -   $ 1,623,324  $ 1,623,324  $       -
                             Inc. Common Stock

    Bankers Trust Company   SBC Communications    $         -  $ 278,599   $   175,787  $   278,599  $ 102,812
                             Inc. Common Stock

    Boston Safe Deposit     TBC Inc. Daily        $   649,029  $       -   $   649,029  $   649,029  $       -
     and Trust Company       Liquidity Cash Fund

    Boston Safe Deposit     TBC Inc. Daily        $         -  $ 543,517   $   543,517  $   543,517  $       -
     and Trust Company       Liquidity Cash Fund

    There were no category (ii) or (iv) transactions.

    Trustee was not able to break out the nonparticipant directed transactions from the participant directed transactions.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator for the Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                              SBC SAVINGS AND SECURITY PLAN

                                              By SBC Communications Inc., Plan
                                              Administrator for the Foregoing
                                              Plan

                                              By  /s/ Karen E. Jennings
                                                 ------------------------
                                                  Karen E. Jennings
                                                  Senior Executive Vice
                                                  President-Human Resources

Date: June 27, 2000

                                  EXHIBIT INDEX

     Exhibit identified below, is filed herein as exhibit hereto.

   Exhibit
   Number
  ---------

     23-a   Consent of Independent Auditors Ernst & Young LLP.

                                                                         EX 23-a
                                                              Form 11-K for 1999
                                                                 File No. l-8610




                         CONSENT OF INDEPENDENT AUDITORS


      We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-88667 and 333-66105) pertaining to the SBC Savings and Security Plan of our report dated June 16, 2000, with respect to the financial statements and supplemental schedules of the SBC Savings and Security Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

                                                ERNST & YOUNG LLP

      San Antonio, Texas
      June 23, 2000